UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2015

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bio-Path Holdings, Inc. (the “Company”) held its 2015 annual meeting (the “2015 Annual Meeting”) of stockholders of the Company on December 29, 2015 in The Woodlands, Texas. At the 2015 Annual Meeting, the Company's stockholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until its 2016 annual meeting of stockholders; and (ii) ratified and approved the appointment of Mantyla McReynolds LLC as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2015. The following describes the results of the voting at the 2015 Annual Meeting:

Proposal 1:	The election of directors to serve until the 2016 annual meeting of stockholders of the Company:

Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes

Peter H. Nielsen	25,474,864	--	1,813,984	--	45,681,062
Michael J. Garrison	25,798,895	--	1,489,953	--	45,681,062
Heath W. Cleaver	25,955,858	--	1,332,990	--	45,681,062
Amy P. Sing, M.D.	26,421,862	--	866,986	--	45,681,062
Douglas P. Morris	24,008,861	--	3,279,987	--	45,681,062

Proposal 2:	Ratification and approval of the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015:

Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes

67,735,036	4,921,614	--	313,260	--

Item 7.01 Regulation FD Disclosure.

At the 2015 Annual Meeting, Peter H. Nielsen, President and Chief Executive Officer of the Company, presented highlights of the Company from 2015. A copy of the slide presentation used for Mr. Nielsen’s presentation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Slide Presentation dated December 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: December 30, 2015	By:	/s/ Peter H. Nielsen
Peter H. Nielsen President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Slide Presentation dated December 29, 2015